Exhibit 99.1

F & M Bank Corp. Announces Special Dividend

TIMBERVILLE, VA / ACCESSWIRE / February 19, 2018 / F & M Bank Corp. (OTCQX: FMBM), parent company of Farmers & Merchants Bank, announces a special dividend.

Mark Hanna, President, commented, "On February 14, 2018, our Board of Directors declared a special dividend of $.20 per share, due to the Tax Cuts & Jobs Act enacted in December 2017. Based on our most recent trade price of $33.40 per share, this dividend, along with our regular quarterly dividend, constitutes a 3.59% yield on an annualized basis. The dividend will be paid on March 14, 2018, to shareholders of record as of February 28, 2018."

F & M Bank Corp. is an independent, locally-owned, financial holding company, offering a full range of financial services, through its subsidiary, Farmers & Merchants Bank's thirteen banking offices in Rockingham, Shenandoah, Page and Augusta Counties, Virginia. The Bank also provides additional services through a loan production office located in Penn Laird, VA and through its subsidiaries, VBS Mortgage and VSTitle, both of which are located in Harrisonburg, VA. Additional information may be found by contacting us on the internet at www.fmbankva.com or by calling (540) 896-8941.

CONTACT:

Neil Hayslett, EVP/Chief Administrative Officer
540-896-8941 or NHayslett@FMBankVA.com

SOURCE: F & M Bank Corp.